                                                                   EXHIBIT 12.1


         STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES



                                                                YEARS ENDED DECEMBER 31,                    SIX MONTHS
                                               ----------------------------------------------------------     ENDED
                                                                                                             JUNE 30,
                                                 1995         1996        1997        1998        1999         2000
                                               ---------   ----------  ----------  ----------  ----------   ----------
                                                                           (in thousands)

EARNINGS
     Income Before Minority Interest
          and Income Taxes                     $  37,035   $   41,132  $   42,699  $   44,525  $   51,431       22,042
     Equity in Earnings of Affiliate,
         Net of Distributions                      -            -           -            (576)     (1,072)         662
     Fixed Charges                                 6,737       11,433      11,768      11,657      14,128        6,452
                                               ---------   ----------  ----------  ----------  ----------   ----------
                                               $  43,772   $   52,565  $   54,467  $   55,606  $   64,487   $   29,156
                                               =========   ==========  ==========  ==========  ==========   ==========

FIXED CHARGES
     Interest Expense                          $   6,437   $   11,033  $   11,332  $   11,304  $   13,390   $    5,980
     Rental Interest Factor                          300          400         436         353         738          472
                                               ---------   ----------  ----------  ----------  ----------   ----------
                                               $   6,737   $   11,433  $   11,768  $   11,657  $   14,128   $    6,452
                                               =========   ==========  ==========  ==========  ==========   ==========

RATIO: EARNINGS/FIXED CHARGES                       6.50         4.60        4.63        4.77        4.56         4.52
                                               =========   ==========  ==========  ==========  ==========   ==========